             AMENDMENT NO. 3 TO AMENDED AND RESTATED LOAN AGREEMENT
                           AND TO OTHER LOAN DOCUMENTS


                  AMENDMENT AGREEMENT, dated as of January 11, 2000, to the Amended and Restated Loan Agreement, dated as of July 31, 1995 (as the same has been or may be further amended, supplemented, modified or restated in accordance with its terms, the "Loan Agreement") among REX RADIO AND TELEVISION, INC., an Ohio corporation ("Rex Radio"), KELLY & COHEN APPLIANCES, INC., an Ohio corporation ("Kelly"), STEREO TOWN, INC., a Georgia corporation ("Stereo Town"), REX KANSAS, INC., a Kansas corporation ("Rex Kansas"), REX ALABAMA, INC., an Ohio corporation ("Rex Alabama"), REXSTORES.COM, INC., an Ohio corporation ("Rex Internet"), those financial institutions named as lenders on Schedule 2.01 thereto (the "Lenders") and FLEET BANK, N.A. (as successor to NatWest Bank N.A.), in its capacity as agent (the "Agent") for itself and the Lenders. Capitalized terms used herein and not otherwise defined shall have the meanings attributed to them in the Loan Agreement.

         SECTION I. AMENDMENTS TO LOAN AGREEMENT

                  1. Section 1.01 of the Loan Agreement is amended by deleting the definitions of "Acquisition Standards" and "Expiration Date" set forth therein and substituting the following therefor:

                  "'Acquisition Standards' shall mean the following:

                           (i) In the event that a proposed acquisition is to be on a "hostile" rather than a "friendly" basis, the Parent or the Borrower, as the case may be, shall so state in the notice of proposed acquisition it sends to the Agent in accordance with Section 14(g)(II) of the Parent Guaranty or the definition of Borrower Acquisition, as applicable, and the Agent or any Lender may disapprove such proposed hostile acquisition if the Agent or any Lender, or any Person related to the Agent or any Lender, or any participant of the Agent or any Lender in connection with the Obligations, shall object to the proposed acquisition because the target business is, or is affiliated with, a customer of the Agent or such Lender, a Person related to the Agent or such Lender, or any participant of the Lender; and

                           (ii) The nature of the target business shall not be illicit or illegal, shall not subject the Agent or any Lender to embarrassment or adverse publicity and shall not subject the Agent or any Lender to any litigation, claim or other proceeding."

                  "'Expiration Date' shall mean July 31, 2005."

                  2. The definition of "Permitted Capital Expenditure Amount" in
Section 1.01 of the Loan Agreement is hereby amended by (a) deleting "15,000,000" where it appears in clause (i) and substituting "$30,000,000" therefor and (b) deleting "25,000,000" where it appears in clause (ii) and substituting "50,000,000" therefor.

                  3. Section 1.01 of the Loan Agreement is further amended by adding the following defined terms in the correct alphabetical order:

                  "'Availability' shall mean at any time the Borrowing Base minus the sum at such time of (i) the unpaid principal balance of, and accrued interest and fees on, the Revolving Credit Loans and (ii) the Letter of Credit Usage."

                  "'Borrower Acquisition' shall mean the purchase by a Borrower of (x) assets of any Person which constitute an operating unit or business of such Person or (y) the capital stock or other beneficial ownership interests in another Person; provided that (i) no Default or Event of Default shall have occurred and be continuing on the date of any such acquisition or would occur after giving effect thereto, (ii) at all times during the twelve month period immediately preceding any such acquisition, and after giving effect thereto, Availability shall be equal to or greater than $25,000,000, (iii) the Borrower shall have notified the Agent not less than 10 days prior to the proposed closing date for any such acquisition, and the Agent shall have confirmed within 5 days after Agent's receipt of such notice that the proposed acquisition complies with the Acquisition Standards, and the Agent's decision thereon shall be final and binding, (iv) the Borrowers shall take or cause to be taken such actions as the Agent shall reasonably request in order that the Agent be granted a first priority security interest in all assets acquired, including, without limitation, all assets of any target company and the pledge of any stock purchased or of any Subsidiary formed and (v) any new Subsidiary shall issue a Guaranty of the Obligations; provided further that the Borrowers and the Parent may assume, for all Borrower Acquisitions and Permitted Acquisitions in the aggregate, not more than $10,000,000 in liabilities, contingent and actual and, in any event, including, without limitation, lease obligations with respect to real property."

                  "'Borrower Stock Repurchase' shall mean the repurchase from time to time by a Borrower of its issued and outstanding common stock; provided that (i) no Default or Event of Default shall have occurred and be continuing on the date of any such stock repurchase or would occur after giving effect thereto, (ii) at all times during the twelve month period immediately preceding any such stock repurchase, and after giving effect thereto, Availability shall be equal to or greater than $25,000,000."

                  "'Third Amendment Date' shall mean January 11, 2000."

                  4. Section 2.01 of the Loan Agreement is hereby amended by deleting "$150,000,000" where it appears in paragraph (vi) and substituting "$130,000,000" therefor.

                  5. Schedules 2.01, 2.02 and 2.03 to the Loan Agreement are hereby deleted and the Schedules 2.01, 2.02 and 2.03 attached hereto as Annex A are substituted therefor.

                  6. Paragraph (a) of Section 3.03 of the Loan Agreement is hereby amended by deleting clause (iii) thereof in its entirety and substituting the following therefor:

                           "(iii) the Borrowers shall pay to the Agent on behalf of the Lenders a fee equal to (x) three-quarters of one percent (3/4%) of the amount of such prepayment if such prepayment is made on or prior to the first anniversary of the Third Amendment Date, (y) one-half of one percent (1/2%) of the amount of such prepayment if such prepayment is made after the first anniversary of the Third Amendment Date and on or prior to the second anniversary of the Third Amendment Date and (z) one-quarter of one percent (1/4%) of the amount of such prepayment if such prepayment is made after the second anniversary of the Third Amendment Date and on or prior to the third anniversary of the Third Amendment Date."

                  7. Section 9.01 of the Loan Agreement is hereby amended by deleting paragraph (b) thereof in its entirety and substituting the following therefor:

                           "(b) Fixed Charge Coverage Ratio. Permit or suffer the ratio (the "FC Ratio") of (i) EBITDA to (ii) the sum of (w) scheduled principal payments on Indebtedness, (x) capital expenditures made or committed (less any such expenditures made with Capex Financing Proceeds), (y) tax expense and (z) Interest Expense, each for the Parent and its Subsidiaries on a Consolidated basis, at any time to be less than 1.00:1.00; provided, however, that the Borrowers shall not be required to comply with the FC Ratio set forth above in the event that:
         (A) Undrawn Availability at all times is greater than $25,000,000; provided, that if Undrawn Availability at any time shall be $25,000,000 or less, then compliance with the FC Ratio shall be required at all times thereafter unless Undrawn Availability shall subsequently increase to more than $25,000,000 and shall remain at more than $25,000,000 for twelve consecutive months, in which event compliance with the FC Ratio shall not be required commencing with the end of such twelve consecutive month period and shall not be required again until such time, if any, as Undrawn Availability shall decrease to $25,000,000 or less; or (B) EBITDA of the Parent and its Subsidiaries on a Consolidated basis is not less than the aggregate amounts specified below for the four fiscal quarters ending on the dates indicated:

                                Period                           Amount
                                ------                           ------
                           January 31, 2000                    21,000,000
                           April 30, 2000                      21,000,000
                           July 31, 2000                       21,000,000
                           October 31, 2000                    21,000,000

                           January 31, 2001                    23,000,000
                           April 30, 2001                      23,000,000
                           July 31, 2001                       23,000,000
                           October 31, 2001                    23,000,000

                           January 31, 2002                    26,000,000
                           April 30, 2002                      26,000,000
                           July 31, 2002                       26,000,000
                           October 31, 2002                    26,000,000

                           January 31, 2003                    29,000,000
                           April 30, 2003                      29,000,000
                           July 31, 2003                       29,000,000
                           October 31, 2003                    29,000,000

                           January 31, 2004                    33,000,000
                           April 30, 2004                      33,000,000
                           July 31, 2004                       33,000,000
                           October 31, 2004                    33,000,000"

                  8. Section 9.02 of the Loan Agreement is hereby amended by (a) deleting "$25,000,000" where it appears in clause (iii) thereof and substituting "$50,000,000" therefor, (b) deleting the word "and" at the end of clause (iv) thereof, (c) deleting the period at the end of clause (v) and substituting "; and" therefor and (d) adding a new clause (vi) which reads as follows:

                  "(vi) Unsecured Indebtedness incurred solely to finance a Borrower Acquisition or Borrower Stock Repurchase."

                  9. Section 9.03 of the Loan Agreement is hereby amended by deleting the proviso in clause (ii) thereof in its entirety and substituting the following therefor:

                  "provided, however, that no Liens (except in favor of the Agent) shall be permitted on any stock or assets acquired or on any asset of any target company acquired in a Permitted Acquisition or in a Borrower Acquisition;"

                  10. Section 9.04 of the Loan Agreement is hereby amended by deleting clause (a) thereof in its entirety and substituting the following therefor:

                  "(a) Merge or consolidate with, or permit any of its Subsidiaries to merge or consolidate with, any other Person, except that a Subsidiary organized solely for the purpose of consummating a Borrower Acquisition may merge or consolidate with another Person in accordance with such Borrower Acquisition,"

                  11. Section 9.06 of the Loan Agreement is hereby amended by
(a) deleting the word "and" at the end of clause (ix) thereof, (b) deleting the period at the end of clause (x) and substituting "; and" therefor and (c) adding a new clause (xi) which reads as follows:

                  "(xi) Borrower Acquisitions and Borrower Stock Repurchases up to an aggregate, during the remaining term of the Loan Agreement, together with all Stock Repurchases and Permitted Acquisitions made on or after the Third Amendment Date by the Parent in accordance with
         Section 14(g) of the Parent Guaranty, of $40,000,000; provided that, to the extent not used to finance Borrower Acquisitions, Borrower Stock Repurchases, Stock Repurchases and Permitted Acquisitions included in such $40,000,000 aggregate, Borrower Acquisitions, Borrower Stock Repurchases, Stock Repurchases and Permitted Acquisitions may be financed with proceeds of equity offerings by the Parent made after the Third Amendment Date in an aggregate amount not to exceed 50% of such proceeds."

                  12. Section 10.01 of the Loan Agreement is hereby amended by
(a) adding the word "or" at the end of clause (i) thereof and (b) adding a new clause (j) which reads as follows:

                  "(j) if Availability shall be less than $25,000,000 at any time during the twelve month period immediately subsequent to any Stock Repurchase, Permitted Acquisition, Borrower Stock Repurchase or Borrower Acquisition;"

         SECTION II. AMENDMENT TO PARENT GUARANTY

                  Section 14(g) of the Parent Guaranty is hereby amended by (i) deleting the phrase "except that for the period from and including April 1, 1997 through and including the remaining term of the Loan Agreement the Guarantor shall be permitted up to an aggregate of $20,000,000 for any combination of the following" and substituting therefor the phrase "except that for the period from and including the Third Amendment Date through and including the remaining term of the Loan Agreement the Guarantor shall be permitted up to an aggregate of $40,000,000, together with all Borrower Stock Repurchases and Borrower Acquisitions, for any combination of the following", (ii) adding at the end of clause (C) in paragraph (II) thereof the phrase "and the Agent's decision thereon shall be final and binding,", (iii) deleting the phrase "for all Permitted Acquisitions in the aggregate, not more than $10,000,000" and substituting therefor the phrase

"for all Permitted Acquisitions and Borrower Acquisitions in the aggregate, not more than $10,000,000", (iv) deleting the phrase "in all assets purchased including, without limitation, the pledge of any stock" and substituting therefor the phrase "in all assets acquired including, without limitation, all assets of any target company and the pledge of any stock" and (v) by adding a new paragraph at the end thereof as follows:

                  "In addition, to the extent not used to finance Borrower Acquisitions, Borrower Stock Repurchases, Stock Repurchases and Permitted Acquisitions included in the $40,000,000 aggregate set forth above, Borrower Acquisitions, Borrower Stock Repurchases, Stock Repurchases and Permitted Acquisitions may be financed with proceeds of equity offerings by the Parent made after the Third Amendment Date in an aggregate amount not to exceed 50% of such proceeds."

         SECTION III. AMENDMENT TO PARENT SECURITY AGREEMENT

                  Paragraph 1 of the Parent Security Agreement is hereby amended by (i) deleting the phrase "all Obligations including, without limitation," where it appears therein, (ii) inserting the word "Parent" immediately preceding the word "Guaranty" where it appears therein and (iii) deleting the parenthetical at the end thereof in its entirety and substituting the following therefor:

                  "and all Obligations (as such term is defined in the Loan Agreement; all of the foregoing are referred to hereinafter collectively as the "Obligations")."

         SECTION IV. CONDITIONS PRECEDENT

                  This Amendment Agreement shall become effective upon the execution and delivery of counterparts hereof by the Borrowers, the Parent, the Agent and the Required Lenders and the fulfillment of the following conditions:

                  1. No unwaived event has occurred and is continuing which constitutes a Default or an Event of Default.

                  2. All representations and warranties made by the Borrowers and the Parent in this Amendment Agreement shall be true and correct.

                  3. The Agent shall have received, for the ratable benefit of the Lenders, an amendment and extension fee in the amount of $225,000.

                  4. All required corporate actions in connection with the execution and delivery of this Amendment Agreement shall have been taken, and each shall be satisfactory in form and substance to the Agent, and the Agent shall have received all information and copies of all documents, including, without limitation, records of requisite corporate action that the Agent may reasonably request, to be certified by the appropriate corporate person or governmental authorities.

                  5. All of the conditions subsequent set forth in Amendment No. 2 to Amended and Restated Loan Agreement and to Other Loan Documents, dated as of October 19, 1999, shall have been satisfied or waived by the Agent.

                  6. The Agent shall have received any promissory notes issued to any Borrower or any Subsidiary of any Borrower in connection with any Permitted Agreements, duly endorsed to the Agent.

                  7. The Agent shall have received acknowledgment copies of financing statements (showing the Agent as assignee) duly filed in all jurisdictions deemed necessary to perfect the security interests granted under the Permitted Agreements.

         SECTION V. MISCELLANEOUS

                  1. By its signature below, each of the Borrowers reaffirms and restates the representations and warranties set forth in Article VII of the Loan Agreement, and all such representations and warranties are true and correct on the date hereof with the same force and effect as if made on such date (except to the extent that they relate expressly to an earlier date). The Parent reaffirms and restates the representations and warranties set forth in Section 14 of the Parent Guaranty, and all such representations and warranties are true and correct on the date hereof with the same force and effect as if made on such date (except to the extent that they relate expressly to an earlier date). In addition, each of the Borrowers and the Parent represents and warrants (which representations and warranties shall survive the execution and delivery hereof) to the Agent and the Lenders that:

                  (a) it has the power and authority to execute, deliver and carry out the terms and provisions of this Amendment Agreement and the transactions contemplated hereby, and has taken or caused to be taken all necessary actions to authorize the execution, delivery and performance of this Amendment Agreement and the transactions contemplated hereby;

                  (b) no consent of any other Person (including, without limitation, shareholders or creditors of the Borrowers or the Parent) and no action of, or filing with any governmental or public body or authority is required to authorize, or is otherwise required in connection with the execution, delivery and performance of this Amendment Agreement, or consummation of the transactions contemplated hereby;

                  (c) this Amendment Agreement has been duly executed and delivered by or on behalf of the Borrowers and the Parent and constitutes a legal, valid and binding obligation of each of the Borrowers and the Parent enforceable in accordance with its terms, subject as to enforceability to bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally and the exercise of judicial discretion in accordance with general principles of equity;

                  (d) the execution, delivery and performance of this Amendment Agreement will not violate any law, statute or regulation, or any order or decree of any court or governmental instrumentality, or conflict with, or result in the breach of, or constitute a default under any contractual obligation of any Borrower or the Parent; and

                  (e) as of the date hereof (after giving effect to the consummation of the transactions contemplated under this Amendment Agreement) there exists no Default or Event of Default.

         By its signature below, each of the Borrowers and the Parent agree that it shall constitute an Event of Default if any representation or warranty made above should be false or misleading in any material respect.

                  2. Each of the Loan Agreement, the Parent Guaranty and the Parent Security Agreement is hereby ratified and confirmed in all respects and, except as expressly amended or waived hereby, all of the representations, warranties, terms, covenants and conditions of the Loan Agreement, the Parent Guaranty and the Parent Security Agreement shall remain unamended, unwaived and in effect in accordance with their respective terms. The amendments and waivers set forth herein shall be limited precisely as provided for herein and shall not be deemed to be amendments or consents to, or waivers of modifications of, any term or provision of the Loan Documents or any other document or instrument referred to herein or therein or of any transaction or further or future action on the part of any Borrower or the Parent requiring the consent of the Agent or any Lender, except to the extent specifically provided for herein.

                  3. Each Borrower and the Parent confirms in favor of the Agent and each Lender that it agrees that it has no defense, offset, claim, counterclaim or recoupment with respect to any of its obligations or liabilities under the Loan Agreement, the Borrowers Guaranty, the Parent Guaranty, the Borrowers Security Agreement, the Parent Security Agreement, the Borrowers Pledge Agreement, the Parent Pledge Agreement, the Security Agreement-Patents and Trademarks or any other Loan Document and that, except as herein provided, all terms of the Loan Agreement, the Borrowers Guaranty, the Parent Guaranty, the Borrowers Security Agreement, the Parent Security Agreement, the Borrowers Pledge Agreement, the Parent Pledge Agreement, the Security Agreement-Patents and Trademarks and the other Loan Documents shall continue in full force and effect.

                  4. This Amendment Agreement may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement.

                  5. Delivery of an executed counterpart of a signature page by telecopier shall be effective as delivery of a manually executed counterpart.

                  6. THIS AMENDMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF).



                                          "BORROWERS"

                                          REX RADIO AND TELEVISION, INC.


                                          By: EDWARD M. KRESS
                                              --------------------------
                                              Name:  Edward M. Kress
                                              Title: Secretary


                                          KELLY & COHEN APPLIANCES, INC.


                                          By: EDWARD M. KRESS
                                              --------------------------
                                              Name:  Edward M. Kress
                                              Title: Secretary


                                          STEREO TOWN, INC.


                                          By: EDWARD M. KRESS
                                              --------------------------
                                              Name:  Edward M. Kress
                                              Title: Secretary


                                          REX KANSAS, INC.


                                          By: EDWARD M. KRESS
                                              --------------------------
                                              Name:  Edward M. Kress
                                              Title: Secretary

                                          REX ALABAMA, INC.


                                          By: EDWARD M. KRESS
                                              -------------------------
                                              Name: Edward M. Kress
                                              Title: Secretary


                                          REXSTORES.COM, INC.


                                          By: EDWARD M. KRESS
                                              --------------------------
                                              Name:  Edward M. Kress
                                              Title: Secretary


                                          "PARENT"

                                          REX STORES CORPORATION


                                          By: EDWARD M. KRESS
                                              --------------------------
                                              Name:  Edward M. Kress
                                              Title: Secretary


                                          "LENDERS"

                                          FLEET BANK, N.A.,
                                           Individually


                                          By: THOMAS MAIALE
                                              --------------------------
                                              Name:  Thomas Maiale
                                              Title: Vice President

                                          BANK ONE, N.A. (successor to Bank One,
                                          Dayton, N.A.)


                                          By: MICHAEL R. ZAKSHESKE
                                              -------------------------------
                                              Name:  Michael R. Zaksheske
                                              Title: Vice President


                                          KEY BANK NATIONAL ASSOCIATION


                                          By: R. MICHAEL DUNLAVEY
                                              -------------------------------
                                              Name:  R. Michael Dunlavey
                                              Title: Vice President


                                          NATIONAL CITY BANK (as successor by
                                          merger to National City Bank, Dayton)


                                          By: SHEILA J. PETTERUTI
                                              ------------------------------
                                              Name:  Sheila J. Petteruti
                                              Title: Vice President


                                          THE PROVIDENT BANK


                                          By: JEROME BRUNSWICK
                                              ------------------------------
                                              Name:  Jerome Brunswick
                                              Title: Vice President


                                          THE FIFTH THIRD BANK


                                          By:______________________________
                                             Name:
                                             Title:

                                          FIRSTAR BANK, N.A. (as successor to
                                          Star Bank, N.A.)


                                          By: THOMAS D. GIBBONS
                                              ------------------------------
                                              Name:  Thomas D. Gibbons
                                              Title: Senior Vice President


                                          "AGENT"
                                          FLEET BANK, N.A.,
                                          As Agent


                                          By: THOMAS MAIALE
                                              -------------------------------
                                              Name:  Thomas Maiale
                                              Title: Vice President

                                                                         ANNEX A

                                                                   SCHEDULE 2.01

                          Revolving Credit Commitments


                                                                        Approximate
                                                 Revolving              Percentage of
                                                 Credit                 Total Revolving
Lender                                           Commitment             Credit Commitment
-----------------                                -----------------      --------------------
Fleet Bank N.A.                                    $45,000,000            34.6154%
60 East 42nd Street
New York, New York 10017
Fax: (212) 885-8829

Bank One, N.A.                                     $20,000,000            15.3846%
100 East Broad Street
7th Floor
Columbus, Ohio  43215
Fax: (614) 248-5518

Key Bank National Association                      $15,000,000            11.5385%
34 North Main Street
Dayton, Ohio 45402
Fax: (937) 586-7695

National City Bank                                 $25,000,000            19.2308%
6 North Main Street
Dayton, Ohio  45412-2200
Fax: (937) 226-2058

The Provident Bank                                 $15,000,000            11.5385%
Courthouse Plaza Northeast
10 West 2nd Street
Dayton, Ohio  45402
Fax: (937) 223-3522

Firstar Bank, N.A.                                 $10,000,000             7.6923%
425 Walnut Street
P.O. Box 1038
Cincinnati, Ohio  45201-1038
Fax: (513) 632-2068

                                                                   SCHEDULE 2.02


                             Domestic Lending Office


Lender                                             Domestic Lending Office
------                                             -----------------------
Fleet Bank N.A.                                        60 East 42nd Street
                                                       New York, NY 10017

Bank One, N.A.                                         Kettering Tower
                                                       40 North Main Street
                                                       Dayton, OH  45423

Key Bank National Association                          34 North Main Street
                                                       Dayton, OH  45402

National City Bank                                     6 North Main Street
                                                       Dayton, OH  45412

The Provident Bank                                     Courthouse Plaza Northeast
                                                       10 West 2nd Street
                                                       Dayton, OH  45402

Firstar Bank, N.A.                                     425 Walnut Street
                                                       P.O. Box 1038
                                                       Cincinnati, OH  45201-1038

                                                                   SCHEDULE 2.03


                            Eurodollar Lending Office


Lender                                          Eurodollar Lending Office
------                                          -------------------------
Fleet Bank N.A.                                        60 East 42nd Street
                                                       New York, NY 10017

Bank One, N.A.                                         Kettering Tower
                                                       40 North Main Street
                                                       Dayton, OH  45423

Key Bank National Association                          34 North Main Street
                                                       Dayton, OH 45402

National City Bank                                     6 North Main Street
                                                       Dayton, OH 45412

The Provident Bank                                     Courthouse Plaza Northeast
                                                       10 West 2nd Street
                                                       Dayton, OH 45402

Firstar Bank, N.A.                                     425 Walnut Street
                                                       P.O. Box 1038
                                                       Cincinnati, OH 45201